UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2022 (October 7, 2022)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.001	PSEC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 7, 2022, Prospect Capital Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Dealer Manager Agreement, dated February 25, 2021, with Preferred Capital Securities, LLC (the “Dealer Manager”) (the “Dealer Manager Agreement”), pursuant to which the Dealer Manager has agreed to serve as the Company’s agent and dealer manager for the Company’s offering of up to 60,000,000 shares of any combination of its 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock, 5.50% Series M2 Preferred Stock, 6.50% Series A3 Preferred Stock (“Series A3 Shares”) and 6.50% Series M3 Preferred Stock (“Series M3 Shares”, and together with the Series A3 Shares, the “New Preferred Shares”), each par value $0.001 per share, and each with a liquidation preference of $25.00 per share. The Amendment adds the New Preferred Shares to the Dealer Manager Agreement. The Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock offered pursuant to the Dealer Manager Agreement shall not exceed 60,000,000 shares.
The New Preferred Shares are registered with the Securities and Exchange Commission pursuant to an automatic shelf registration statement on Form N-2 (File No. 333-236415) under the Securities Act of 1933, as amended (the “Registration Statement”), and will be offered and sold pursuant to a prospectus supplement dated August 3, 2020, as amended on October 7, 2022, and a base prospectus dated February 13, 2020, relating to the Registration Statement (collectively, the “Prospectus”).
The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Venable LLP, special Maryland counsel to the Company, has issued a legal opinion relating to the validity of the New Preferred Shares, a copy of which is attached to this Form 8-K as Exhibit 5.1.

Item 3.03. Material Modification to Rights of Security Holders.
On October 11, 2022, in connection with the Amendment, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (“SDAT”), reclassifying and designating 60,000,000 shares of the Company’s authorized and unissued shares of Common Stock into shares of Preferred Stock designated as “Convertible Preferred Stock, Series A3,” and reclassifying and designating 60,000,000 shares of the Company’s authorized and unissued shares of Common Stock into shares of Preferred Stock designated as “Convertible Preferred Stock, Series M3.” The reclassification decreased the number of shares classified as Common Stock from 1,772,100,000 shares immediately prior to the reclassification to 1,652,100,000 shares immediately after the reclassification. The description of the Preferred Stock contained in the section of the Prospectus entitled “Description of the Preferred Stock” is incorporated herein by reference.
The foregoing description of the Preferred Stock is only a summary and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 3.03 above with respect to the Articles Supplementary is incorporated in this Item 5.03 in its entirety.

Item 7.01. Regulation FD Disclosure.
The Company is declaring (with respect to the A3 and M3 Shares) distributions to preferred shareholders based on an annual rate equal to 6.50% of the stated value of $25 per share of the A3 and M3 Shares, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month),as follows:

Series A3 and M3 Monthly Cash 6.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
October and November 2022	11/16/2022	12/1/2022	$0.135417
The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

1.1    Amendment No. 1 to Amended and Restated Dealer Manager Agreement, dated October 7, 2022, between the Company, Preferred Capital Securities, LLC
3.1    Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation
5.1    Opinion of Venable LLP

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: President and Chief Operating Officer
Date:  October 12, 2022

Index to Exhibits

Exhibit Number	Description
1.1	Amendment No. 1 to Amended and Restated Dealer Manager Agreement, dated October 7, 2022, between the Company, Preferred Capital Securities, LLC
3.1	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation
5.1	Opinion of Venable LLP

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